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                                 SCHULER HOMES, INC.
                        EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                                ENROLLMENT/CHANGE FORM

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               Action                                                 Complete Sections:
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
SECTION 1:     / /  New Enrollment                                    2, 3, 6, 7 AND sign attached
   ACTIONS                                                                       Stock Purchase Agreement
               / /  Payroll Deduction Change                          2, 4, 7
               / /  Terminate Payroll Deductions                      2, 5, 7
               / /  Beneficiary Change                                2, 6, 7


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SECTION 2:     Name
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PERSONNEL            Last        First       MI                  Dept.
DATA
               Home Address
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                                                       Street

                    -----------------------------------------------------------------------
                        City             State                Zip Code

               Social Security #: / / / / / / - / / / / - / / / / / / / /


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SECTION 3:     Effective with the Purchase
               Interval Beginning:                                    Payroll Deduction Amount:  _____% of cash earnings*
NEW            / /  March 1, 199_
ENROLLMENT     / /  September 1, 199_
                                                                      * Must be a multiple of 1% up to a maximum of 15% of
               / /  Initial Offering Period -- August 1, 1998           cash earnings


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SECTION 4:     Effective with the                                     I authorize the following new level of payroll
PAYROLL        Pay Period Beginning:    _________________________     deduction: _______ % of cash earnings*
DEDUCTION                                  Month, Day and Year
CHANGE                                                                * Must be a multiple of 1% up to a maximum of 15% of cash
                                                                      earnings
               NOTE:     You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form.  You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.

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SECTION 5:     Effective with the                                     Your election to terminate your payroll deductions for the
TERMINATE      Pay Period Beginning:    _________________________     balance of the offering period cannot be changed, and
PAYROLL                                        Month, Day and Year    you may not rejoin the offering period at a later date.  You
DEDUCTIONS                                                            will not be able to resume participation in the ESPP prior to the commencement of the next offering period.

               In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

               / /  Purchase shares of Schuler Homes, Inc. at end of the period
                                   OR
               / /  Refund ESPP payroll deductions collected

      NOTE:    If your employment terminates for any reason or your eligibility status changes ( < 20 hrs/wk or < 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.


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SECTION 6:     Beneficiary(ies)                                       Relationship of beneficiary(ies)
BENEFICIARY    ----------------                                       --------------------------------


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SECTION 7:
AUTHORIZATION


/ / My certificates will be issued in street name and delivered to the brokerage account designated by Schuler Homes, Inc..


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               Date                                                            Signature of Employee
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